UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 362-8391

None

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended Employment Agreement for Chairman and Chief Executive Officer

On December 22, 2014, Tutor Perini Corporation (the “Company”) entered into an amended and restated employment agreement (the “Amended Agreement”) with Ronald N. Tutor, Chairman and Chief Executive Officer of the Company. The Amended Agreement amends and restates the employment agreement originally entered into with Mr. Tutor on December 23, 2008, and as amended by Amendment No.1 dated March 20, 2009 and Amendment No. 2 dated June 1, 2012 (collectively, the “Original Agreement”).

The principal reason for the Amended Agreement is to secure Mr. Tutor’s services through December 31, 2018.  The Board of Directors of the Company (the “Board”) also believes that several of the key changes in the Amended Agreement will provide a stronger alignment between Mr. Tutor’s compensation and shareholder value creation.

The Amended Agreement implements the following modifications to the Original Agreement to, among other things:

•	Extend the initial term of Mr. Tutor’s employment through December 31, 2018;

•	Increase Mr. Tutor’s salary to $1,750,000 effective January 1, 2015;

•

Provide long-term equity incentive awards that are based on the achievement of performance criteria to be established in the beginning of each applicable fiscal year for fiscal years 2017 and 2018, commensurate with the extended term of the Amended Agreement;

•

As part of the inducement to Mr. Tutor to extend his contract for a further two years, Mr. Tutor will receive a $5 million cash bonus payable upon the finalization of a Board approved succession plan including the naming of a successor for the role of the Chief Executive Officer of the Company; and

•	As part of the inducement to Mr. Tutor to extend his contract for a further two years, Mr. Tutor will be awarded:
o	Upon contract signing, performance based Restricted Stock Units (“ RSU’s”) with a target value of $3 million dollars that will vest on December 31, 2017, and
o	On January 1, 2016, additional performance based RSU’s with a target value of $3 million dollars that will vest on December 31, 2018.
o

The target value of each award will be converted to a target number of shares based on a formula approved by the Board. The performance metrics are subject to approval by the Board and, for each tranche, will be based upon the Company’s relative Total Shareholder Return (“TSR”) against its disclosed peer group over a 3-year period. Mr. Tutor will receive the target shares if the Company’s TSR performance relative to the peer group meets the 50th percentile. He will receive zero shares if the Company’s TSR is below the 30th percentile and 250% of the target shares if the Company’s TSR is at or above the 80th percentile with a pre-determined pro-ration between those ranges as defined in the applicable terms of the related plan award agreement.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1        Amended and Restated Employment Agreement of Ronald N. Tutor, dated December 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: December 24, 2014	By: /s/Michael J. Kershaw
Michael J. Kershaw Executive Vice President and Chief Financial Officer